October 29, 2013 Fall 2013 – Investor Presentation Supplement

R: 239 G: 160 B: 47 R: 110 G: 65 B: 25 R: 113 G: 153 B: 161 R: 230 G: 130 B: 36 R: 158 G: 45 B: 51 R: 88 G: 100 B: 62 Important Additional Information Cracker Barrel Old Country Store, Inc. (the “Company”) urges caution in considering current trends and earnings guidance disclosed in this presentation. Except for specific historical information, matters discussed in this presentation are forward looking statements that involve risks, uncertainties and other factors that may cause actual results and performance of the Company to differ materially from those expressed or implied in this discussion. All forward-looking information is provided pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995. More detailed information on risks, uncertainties and other factors is provided in the Company’s filings with the Securities and Exchange Commission, press releases and other communications. Cracker Barrel, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from Cracker Barrel shareholders in connection with the matters to be considered at Cracker Barrel’s 2013 Annual Meeting. On October 2, 2013, Cracker Barrel filed a definitive proxy statement (as it may be amended, the “Proxy Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from Cracker Barrel shareholders. INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT AND ACCOMPANYING PROXY CARD AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the Proxy Statement, including Annex A thereto. Shareholders can obtain the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents filed by Cracker Barrel with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of our corporate website at www.crackerbarrel.com.

R: 239 G: 160 B: 47 R: 110 G: 65 B: 25 R: 113 G: 153 B: 161 R: 230 G: 130 B: 36 R: 158 G: 45 B: 51 R: 88 G: 100 B: 62 We Believe Latest Biglari Communications Contain False and Misleading Statements Affiliates of Biglari Holdings Inc. (“Biglari”) recently filed documents with the SEC in connection with the proxy contest it initiated with the Company On October 23, Biglari filed a letter to the Company’s shareholders (the “Biglari Letter”) On October 24, Biglari filed the presentation materials that it delivered to ISS on October 23 (the “Biglari ISS Deck”) On October 28, Biglari filed an investor presentation (the “Biglari Investor Deck”) We believe the Biglari Letter, the Biglari ISS Deck and the Biglari Investor Deck include false and misleading statements The following pages focus on a few of these

R: 239 G: 160 B: 47 R: 110 G: 65 B: 25 R: 113 G: 153 B: 161 R: 230 G: 130 B: 36 R: 158 G: 45 B: 51 R: 88 G: 100 B: 62 New Store Investment What Biglari Says … … About New Store Investment Slide 13 of the Biglari ISS Deck says “[i]n FY13, CBRL spent approx. 95% of its operating cash flow on new store development and debt repayment.”  Biglari ignores cash dividends paid Biglari treats the Company’s entire $74 million of capital expenditures as new store investment Biglari inaccurately compares investing/financing cash flows only to cash flows from operations during the period and ignores balance sheet cash On slide 8 of the Biglari ISS Deck, Biglari criticizes the Company’s supposed focus on investments in new stores by referencing the 2004 – 2009 period when the Company was adding approximately 20 new stores per year on average What the Facts Are … … About New Store Investment In FY2013, the Company spent 52% of its net cash used in investing and financing activities for debt repayment, and only 8% for new store investment CBRL paid $45 million in dividends in FY2013 CBRL spent only $19 million on new stores in FY2013 – less than 25% of its capex budget CBRL reduced its cash and cash equivalents balance by over $30 million in FY2013 From 2010 – 2013, the Company added fewer than 10 stores per year on average. For FY14, the Company plans to build only seven or eight new stores

R: 239 G: 160 B: 47 R: 110 G: 65 B: 25 R: 113 G: 153 B: 161 R: 230 G: 130 B: 36 R: 158 G: 45 B: 51 R: 88 G: 100 B: 62 Customer Traffic and Pricing What Biglari Says … … About Customer Traffic Growth Trend Slide 5 of the Biglari ISS Deck says that “the trend in customer traffic growth is disappointing – down to 0.6% in 4QFY 2013” … About the Company’s Pricing Practices Slide 25 of the Biglari ISS Deck says “Customer traffic growth has remained below 1% for four straight quarters, forcing management to resort to higher menu prices” What the Facts Are … … About Customer Traffic Growth Trend The Company has increased customer traffic growth for seven consecutive quarters. In 4QFY2013, the Company’s customer traffic gain of 0.6% was 3.8% better than the 3.2% customer traffic loss for the Knapp-Track Casual Dining Index. See Appendix A … About the Company’s Pricing Practices For the last four quarters, the Company’s customer traffic gains have outperformed the Knapp-Track Casual Dining Index Guest Traffic by an average of over 2.8% per quarter. See Appendix A. The increase in CBRL menu prices in FY2013 was in line with the average increase over the preceding years

R: 239 G: 160 B: 47 R: 110 G: 65 B: 25 R: 113 G: 153 B: 161 R: 230 G: 130 B: 36 R: 158 G: 45 B: 51 R: 88 G: 100 B: 62 Biglari’s Corporate Governance Record What Biglari Says … … About Biglari’s Corporate Governance On page 3 of the Biglari Letter, Biglari says: “The Board surely wants to divert attention from what is relevant to you by presenting false and misleading information about Biglari Holdings and Steak n Shake.” Biglari offers no facts to dispute the Company’s statements about Biglari’s corporate governance record What the Facts Are … … About Biglari’s Corporate Governance1 Sardar Biglari used Biglari Holdings’ (“BH”) funds to obtain personal voting control of ~15% of BH shares BH transferred ~3.8 million shares of CBRL stock to The Lion Fund (which is controlled by Sardar Biglari) with a 5-year lock-up This transferred control over an asset that constituted ~58% of BH’s market cap to The Lion Fund controlled by Sardar Biglari BH entered into a Trademark License Agreement with Sardar Biglari that requires BH to pay him 2.5% of revenues per year upon certain events 2.5% of BH’s FY2012 revenues was ~$18 million Sardar Biglari has engaged in several other transactions that we believe are self-interested Includes changing his compensation structure (potentially circumventing the compensation cap), proposing a dual-class structure at BH, and completing a rights offering that diluted non-participating shareholders (1) See the more detailed examination of Biglari’s corporate governance record on slides 26-31 of the Company’s investor presentation filed with the SEC on October 16, 2013

R: 239 G: 160 B: 47 R: 110 G: 65 B: 25 R: 113 G: 153 B: 161 R: 230 G: 130 B: 36 R: 158 G: 45 B: 51 R: 88 G: 100 B: 62 Analyst Coverage of Biglari’s Proposed $20 Per Share Special Dividend What Biglari Says … … About Analyst Coverage of Biglari’s Proposed $20 Per Share Special Dividend On slide 2 of the Biglari Investor Deck, Biglari states: “Analyst review on Special Dividend favorable” One slide 8, Biglari quotes one analyst’s view of the proposed $20 per share special dividend What the Facts Are … … About Analyst Coverage of Biglari’s Proposed $20 Per Share Special Dividend The vast majority of analyst coverage of Biglari’s proposed special dividend has not been favorable. For example: “The dilutive EPS effect from a special dividend contrasts sharply with the accretive EPS effect of a major share repurchase. But there could be additional risk to CBRL’s share price from the $20 special dividend because we believe that the potential buyout of Mr. Biglari’s stake is already at least partially reflected in CBRL’s stock.”1 “Given the current share base, we believe a $20 per share special dividend would be dilutive to shareholder earnings while substantially increasing leverage and reducing financial flexibility.”2 Biglari is “requesting 2 board seats and levering CBRL's balance sheet to finance a $20 special dividend (est. $480mm). We are hesitant to support either given Biglari Holdings' (BH-NR) clouded intentions and CBRL's hard-earned improved balance sheet.”3 (1) Joseph Buckley, BofA Merrill Lynch (18-Sep-2013) (2) Jeffrey Omohundro, Davenport and Company (19-Sep-2013) (3) Robert M. Derrington, Wunderlich Securities (17-Sep-2013) Permission to use quotes neither sought nor obtained

R: 239 G: 160 B: 47 R: 110 G: 65 B: 25 R: 113 G: 153 B: 161 R: 230 G: 130 B: 36 R: 158 G: 45 B: 51 R: 88 G: 100 B: 62 Mike Woodhouse and Company’s Leverage Compared to “Peers” What Biglari Says … … About Biglari and Mike Woodhouse On page 1 of the Biglari Letter, Biglari said: “Shortly after we demanded his ouster, Chairman and CEO Michael Woodhouse exited” … About the Company’s Leverage Compared to Its Peer Set On slide 21 of the Biglari ISS Deck, footnote 3 states that each of the nine companies listed on the accompanying Net Debt/LTM EBITDA chart are “companies mentioned as peers in Cracker Barrel’s investor presentation dated Oct. 16, 2013” What the Facts Are … … About Biglari and Mike Woodhouse Biglari never demanded that Mr. Woodhouse step down as CEO prior to the Company's announcement on August 1, 2011 that he was doing so, pursuant to a succession plan that was in place before Biglari began purchasing CBRL shares … About the Company’s Leverage Compared to Its Peer Set Of the companies listed on Biglari’s Net Debt/LTM EBITDA chart, three were NOT included in the peer set provided in the Company’s Oct. 16, 2013 investor presentation All three of these companies had higher Net Debt/LTM EBITDA ratios than the Company would after a $20 per share special dividend. Five of the remaining six companies on the chart have lower leverage than the Company would have were it to pay a $20 per share special dividend

R: 239 G: 160 B: 47 R: 110 G: 65 B: 25 R: 113 G: 153 B: 161 R: 230 G: 130 B: 36 R: 158 G: 45 B: 51 R: 88 G: 100 B: 62 Appendix A Source: Public filings and Knapp-TrackTM Note: Knapp-TrackTM Casual Dining Index Guest Traffic data approximations based on respective weekly averages. Quarters relate to Cracker Barrel’s fiscal year. Cracker Barrel vs. Knapp-Track™ Δ (3.0)% 1.3% 2.3% 3.4% 3.2% 2.7% 1.9% 3.8%